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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use and incorporation by reference in this Registration Statement on Form S-2 of our report dated January 15, 2001 relating to the financial statements of Anworth Mortgage Asset Corporation, which appears in such Registration Statement and also appears in Anworth Mortgage Asset Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Los Angeles, California

December 18, 2001